As filed with the Securities and Exchange Commission on November 18, 2003

                                                    Registration No. 333- 100396
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                          Post-Effective Amendment No.1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                            MILESTONE SCIENTIFIC INC.
             (Exact name of Registrant as specified in its charter)

               Delaware                                   22-3666899
    (State or Other Jurisdiction of                    (I.R.S. Employer
    Incorporation or Organization)                    Identification No.)

                             220 South Orange Avenue
                            Livingston Corporate Park
                          Livingston, New Jersey 07039
                                 (973) 535-2717
  (Address, including zip code, and telephone number, including area code, of registrant's executive offices)

                                  ------------

                                  LEONARD OSSER
                      President and Chief Executive Officer
                             220 South Orange Avenue
                            Livingston Corporate Park
                          Livingston, New Jersey 07039
                                 (973) 535-2717
(Name, address, including zip code, and telephone number, including area code of agent for service)

                                  ------------

                                   Copies to:

                            Stephen A. Zelnick, Esq.
                       Morse, Zelnick, Rose & Lander, LLP
                                 450 Park Avenue
                            New York, New York 10022
                                 (212) 838-8040
                           (212) 838-9190 (Facsimile)

                                   -----------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

      If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Exhibits and Financial Statement Schedules

      Exhibit
      No.                          Description
      ---                          -----------

      4.1 Letter dated March 28, 2002, regarding the issuance of 187,500 units to Design Centre Incorporated.*

      5.1         Opinion of Morse, Zelnick, Rose & Lander, LLP**

      23.1        Consent of J. H. Cohn LLP**

      23.2        Consent of J. H. Cohn LLP, dated November 18, 2003

      23.3        Consent of Grant Thornton LLP**

      23.4        Consent of Morse, Zelnick, Rose & Lander, LLP (included in
                  Exhibit 5.1)**

      24          Power of Attorney (included on signature page)

----------
*Previously Filed as an exhibit to our 2001 Form 10-KSB

** Previously Filed as an exhibit to the original Registration Statement on Form S-3, dated October 7, 2002.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant, Milestone Scientific Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 18th day of November, 2003.

                           MILESTONE SCIENTIFIC INC.


                                                By: /s/ Leonard Osser
                                                   -----------------------------
                                                    Leonard Osser,
                                                    Chairman and Chief Executive
                                                    Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Leonard Osser and Stephen A. Zelnick, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places, steads, in any and all capacities, to sign this Registration Statement to be filed with the Securities and Exchange Commission and any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 18th day of November, 2003.

         Signature                                   Title
         ---------                                   -----

/s/Leonard Osser                     Chairman of the Board of Directors and
--------------------------           Chief Executive Officer
Leonard Osser

/s/ Thomas M. Stuckey                Vice President and Chief Financial Officer
--------------------------
Thomas M. Stuckey

/s/ Leonard Schiller                 Director
--------------------------
Leonard Schiller

/s/ Paul Gregory                     Director
--------------------------
Paul Gregory


by:/s/Stephen A. Zelnick
--------------------------
Attorney-in-fact